UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AURA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AURA BIOSCIENCES, INC.

80 Guest Street

Boston, MA 02135

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To be held June 11, 2026

Notice is hereby given that the 2026 Annual Meeting of Stockholders, or Annual Meeting, of Aura Biosciences, Inc., will be held online on June 11, 2026 at 9:30 a.m. Eastern Time. This year’s Annual Meeting will be held virtually. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/AURA2026 where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials being mailed to you separately in order to attend the Annual Meeting. The purpose of the Annual Meeting is the following:

1.
To elect two Class II directors to our Board of Directors, to serve until the 2029 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal;
2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.
To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposal for the election of directors relates solely to the election of two Class II directors nominated by the Board of Directors.

Only Aura Biosciences, Inc. stockholders of record at the close of business on April 15, 2026, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Aura Biosciences, Inc. is following the Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the accompanying proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2025, or 2025 Annual Report. We plan to mail the Notice on or about April 20, 2026 and it contains instructions on how to access both the 2025 Annual Report and accompanying proxy statement over the Internet. This method provides our stockholders with expedited access to proxy materials and not only lowers the cost of printing and distribution but also reduces the environmental impact of the Annual Meeting. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.

Your vote is important. Whether or not you expect to attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or the Notice, or by signing, dating and returning the proxy card. Even if you have voted by proxy, you may still vote at the virtual meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By order of the Board of Directors,

/s/ Elisabet de los Pinos

Elisabet de los Pinos, Ph.D.

Chief Executive Officer

Boston, MA

April 20, 2026

Page

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS	1

GENERAL INFORMATION	2

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS	6

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AURA BIOSCIENCES, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026	10

CORPORATE GOVERNANCE	11

NON-EMPLOYEE DIRECTOR COMPENSATION	17

EXECUTIVE OFFICERS	19

EXECUTIVE COMPENSATION	21

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27

PRINCIPAL STOCKHOLDERS	29

REPORT OF THE AUDIT COMMITTEE	32

HOUSEHOLDING	33

STOCKHOLDER PROPOSALS	33

OTHER MATTERS	33

i

AURA BIOSCIENCES, INC.

80 Guest Street

Boston, MA 02135

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 11, 2026

This proxy statement contains information about the 2026 Annual Meeting of Stockholders, or the Annual Meeting, of Aura Biosciences, Inc., which will be held online on June 11, 2026 at 9:30 a.m. Eastern Time. This year’s Annual Meeting will be held virtually. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/AURA2026, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials, or Notice, or proxy card being mailed to you separately in order to attend the Annual Meeting. The board of directors of Aura Biosciences, Inc., or the Board of Directors, is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Aura,” “Aura Biosciences,” the “Company,” “we,” “us,” and “our” refer to Aura Biosciences, Inc. The mailing address of our principal executive offices is Aura Biosciences, Inc., 80 Guest Street, Boston, MA 02135.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.

This proxy statement and our 2025 Annual Report to Stockholders for the fiscal year ended December 31, 2025, or the 2025 Annual Report, are first being made available to stockholders on or about April 20, 2026.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in November 2021; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 11, 2026:

This proxy statement and our 2025 Annual Report to Stockholders are available for viewing, printing and downloading at www.ProxyVote.com/.

A copy of this proxy statement and our 2025 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Aura Biosciences, Inc., 80 Guest Street, Boston, MA 02135, Attention: Corporate Secretary. This proxy statement and our 2025 Annual Report are also available on the SEC’s website at www.sec.gov.

AURA BIOSCIENCES, INC.

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why are you holding a virtual Annual Meeting?

We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management.

How do I attend and participate in the Annual Meeting online?

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/AURA2026 and use their control number provided in the Notice or proxy card being mailed to you to preregister to this website, and beneficial owners of shares held in street name will need to follow the same instructions. Registration will open 15 minutes prior to the meeting.

The live audio webcast of the Annual Meeting will begin promptly at 9:30 a.m. Eastern Time.

How can I get help if I have trouble checking in or listening to the meeting online?

There will be a support number available on the login page of the virtual meeting 15 minutes before the meeting begins for any stockholders having technical difficulties. The technical support line will not be able to provide control numbers, but will be able to assist with any technical issues.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 20, 2026, we will begin mailing the Notice. Our proxy materials, including the Notice, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank or other nominee), a voting instruction form, and the 2025 Annual Report, will be mailed or made available to stockholders on the Internet beginning on or about the same date.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 15, 2026.

How many votes can be cast by all stockholders?

There were 64,199,778 shares of our common stock, par value $0.00001 per share, outstanding on April 15, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. None of our shares of preferred stock were outstanding as of April 15, 2026.

Who is entitled to vote?

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Note you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•
By Internet. You may vote at www.ProxyVote.com, 24 hours a day, seven days a week. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card or Notice.
•
During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/AURA2026. You will need the control number included on your proxy card or Notice.
•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card or Notice.
•
By Mail. You may vote by completing and mailing your proxy card. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice or the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and timely submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or via telephone, (2) attending and voting at the Annual Meeting online (although attendance at the Annual Meeting will not in and of itself revoke a proxy) or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Aura Biosciences, Inc., 80 Guest Street, Boston, MA 02135, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the Delaware General Corporation Law, or the DGCL, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Tenth Amended and Restated Certificate of Incorporation, as amended, or certificate of incorporation, or bylaws. To be approved, such proposals must receive “for” votes from a majority of the votes properly cast on such proposal. Abstentions and broker “non-votes” do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items.

Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those shares will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most “for” votes will be elected as directors. Votes that are “withheld” and broker non-votes will have no impact on the election of directors.

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, Proposal No. 2 must receive “for” votes from a majority of the votes properly cast on such proposal. Abstentions and broker non-votes, if any, will have no impact on the outcome of this vote.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

How may stockholders submit matters for consideration at an Annual Meeting?

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2027 must also satisfy the requirements of SEC Rule 14a-8 under the Exchange Act and be received not later than December 21, 2026. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2027. Stockholder proposals and the required notice should be addressed to Aura Biosciences, Inc., 80 Guest Street, Boston, MA 02135, Attention: Corporate Secretary. We also encourage any such proposal be submitted via email to proxy@aurabiosciences.com.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS

Our Board of Directors currently consists of seven members. In accordance with the terms of our certificate of incorporation and bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•
the Class I directors are Elisabet de los Pinos, Ph.D. and Giovanni Mariggi, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2028;
•
the Class II directors are Teresa Marie Bitetti, David Johnson and Karan Takhar, and their terms will expire at the Annual Meeting; and
•
the Class III directors are Antony Mattessich and Sapna Srivastava, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2027.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Our Board of Directors has determined that Karan Takhar, a current Class II director, will not stand for reelection at the Annual Meeting and will cease to serve as a director upon the expiration of his term on the date of the Annual Meeting. Our Board of Directors thanks Mr. Takhar for his dedicated service and contributions to the Company. Effective on the date of the Annual Meeting, the size of our Board of Directors will be reduced to six directors.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two thirds (2/3) or more of the outstanding shares then entitled to vote in an annual election of directors and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

Our Board of Directors has nominated each of Teresa Marie Bitetti and David Johnson for election as a Class II director at the Annual Meeting. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our Board of Directors.

Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards. Although our Nominating and Corporate Governance Committee does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board of Directors, the Nominating and Corporate Governance Committee and the full Board of Directors are committed to creating a board of directors with diverse expertise, experience and background.

In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our Board of Directors and our Nominating and Corporate Governance Committee considered in determining that he or she should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board of Directors.

Nominee for Election as Class II Director

The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and age as of March 31, 2026.

Name	Position Held with Aura Biosciences, Inc.	Director Since	Age
Teresa Marie Bitetti	Director	2025	63
David Johnson	Chairman of the Board of Directors and Director	2021	61

Teresa Marie Bitetti has served as a member of our Board of Directors since March 2025. Since April 2019, Ms. Bitetti has served as President of the Global Oncology Business Unit and a member of the Executive Team at Takeda Pharmaceutical Company Limited, where she oversees a global portfolio of therapies targeting gastrointestinal, thoracic, and hematological cancers. In this role, Ms. Bitetti leads all aspects of Takeda’s multi-billion-dollar oncology business, with major markets in the U.S., Europe, and Japan. Before joining Takeda, Ms. Bitetti was Senior Vice President and Head of Worldwide Oncology Commercialization at Bristol Myers Squibb, or BMS, from 2017 to 2019. Her experience at BMS, since joining the company in 1996, also included leadership roles in infectious diseases and neuroscience. While at BMS, she served as Senior Vice President and Head of U.S. Oncology, President and General Manager of BMS Canada, and Worldwide Head of BMS Virology. Prior to BMS, Ms. Bitetti was part of the Capital Markets Group at Mobil Oil Corporation, overseeing the investment of Mobil’s worldwide pension assets. In addition to her role at Takeda, Ms. Bitetti serves on the board of directors for Osmol Therapeutics, Inc., which is focused on developing a treatment to prevent chemotherapy-induced peripheral neuropathy. Ms. Bitetti earned her MBA from the Darden School of Business at the University of Virginia and her bachelor’s degree from Wellesley College. We believe Ms. Bitetti’s extensive operational and commercial experience will be instrumental as we advance our clinical pipeline across ocular and urologic oncology and provides her with the appropriate set of skills to serve as a member of our Board of Directors.

David (Dave) Johnson has served as a member of our Board of Directors since January 2021. He has 25 years of experience in the biopharmaceutical space. Since July 2021, he has been founder and chief executive officer of Solve Therapeutics, Inc., a venture-backed start-up focused on developing next-generation monoclonal antibody (mAb)-based oncology therapeutics. Prior to Solve Therapeutics, Inc., Mr. Johnson was chief executive officer of VelosBio Inc., which he founded in December 2017 based upon technology licensed from Tom Kipps of University of California, San Diego, built out as a fully functioning preclinical through clinical development organization, and led through an acquisition by Merck & Co. in December 2020 for $2.75B. VelosBio Inc. was an oncology-focused, biopharmaceutical company advancing novel ROR1-directed ADCs and bispecific antibodies, or BiAbs. VLS-101 Phase 1 clinical proof of concept data was presented at the American Society of Hematology Meeting in the fourth quarter of 2020 and published in manuscript form in 2021. Before VelosBio Inc., Mr. Johnson was with Acerta Pharma, LLC, an oncology-focused pharmaceutical company focused on covalent small-molecule technology where he rose to chief executive officer. While with Acerta Pharma, LLC, he built out all facets of the corporation, including accelerating the growth of acalabrutinib to rapidly move from early- to late-stage clinical development and launching four global registration directed trials, including an accelerated approval study which ultimately delivered acalabrutinib’s first regulatory approval. His tenure culminated in the execution of a strategic transaction with AstraZeneca valued at $7B. Mr. Johnson is a board member of Zentalis Pharmaceuticals, Inc. (Nasdaq: ZNTL), which is focused on the creation of differentiated small molecules targeting fundamental biological pathways of cancer. From April 2021 until its acquisition by Blueprint Medicine Corporation in December 2021, Mr. Johnson served as chairman of Lengo Therapeutics. Since November 2021, Mr. Johnson has also been a board member of Palleon Pharmaceuticals, Inc., a biopharmaceutical company focused on novel IO therapeutics targeting the immunosuppressive cell surface sialoglycan system associated with cancer cells. Prior to his Chief Executive Officer and board roles, Mr. Johnson held various biopharmaceutical roles of increasing responsibility with Calistoga Pharmaceuticals (acquired by Gilead Sciences), Gloucester Pharmaceuticals (acquired by Celgene), Millennium (acquired by Takeda), Immunex (acquired by Amgen), and Hoffman La-Roche making contributions to many drugs garnering regulatory approval. He has raised $750m+ in biopharma capital and delivered transactions valued at over $10B. Mr. Johnson is a coauthor on numerous publications including four New England Journal of Medicine manuscripts. He has a bachelor’s degree from Indiana University. We believe that Mr. Johnson’s experience as a pharmaceutical business leader provides him with the appropriate set of skills to serve as a member of our Board of Directors.

The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.

Vote Required and Board of Directors’ Recommendation

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most “for” votes will be elected. Votes “withheld” and broker non-votes will also have no impact on the election of directors.

The Board of Directors recommends voting “FOR” the election of Teresa Marie Bitetti and David Johnson as Class II directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2029.

Directors Continuing in Office

The following table identifies our directors, and sets forth their principal occupation and business experience during the last five years and their ages as of March 31, 2026.

Name	Position and Office Held with Aura Biosciences, Inc.	Director Since	Class and Year in Which Term Will Expire	Age
Elisabet de los Pinos, Ph.D.	Chief Executive Officer, President and Director	2009	Class I—2028	53
Giovanni Mariggi, Ph.D.	Director	2019	Class I—2028	41
Antony Mattessich	Director	2021	Class III—2027	59
Sapna Srivastava, Ph.D.	Director	2021	Class III—2027	55

Class I Directors (Terms Expire at 2028 Annual Meeting)

Elisabet de los Pinos, Ph.D., is our founder, Chief Executive Officer and President. Since our founding in 2009, Dr. de los Pinos has led our strategy and operations and has spearheaded our fundraising efforts. Prior to our founding, she was a brand manager in Eli Lilly & Co.’s oncology business unit, where she was part of the leadership team responsible for the market launch in Europe of Alimta, a drug for the treatment of lung cancer. Earlier in her career, Dr. de los Pinos worked as a post-doctoral fellow at the Institute of Cancer Research at the University of London. She previously completed research fellowships at the Mount Sinai School of Medicine Institute of Molecular Medicine of New York University and at the Georgetown School of Medicine. She is a member of the board of overseers at the Museum of Science, Boston. Dr. de los Pinos has been named to Boston Business Journal’s 2009 “Top 40 under 40” list; as a Mass High Tech “Woman to Watch” in 2010; as a “Technology Pioneer” by the World Economic Forum in 2010; and as one of Goldman Sachs’s “100 Most Intriguing Entrepreneurs” in 2014. Dr. de los Pinos holds a Ph.D., magna cum laude, in Molecular Biology from the University of Barcelona and an M.B.A. from IE Business School.

Giovanni Mariggi, Ph.D., has served as a member of our Board of Directors since April 2019. Dr. Mariggi is a member of the co-founding team at Medicxi, having served as a partner since October 2018 and a principal from February 2016 to September 2018. Prior to Medicxi, Dr. Mariggi served in multiple roles at Index Ventures, or Index, over four years, ultimately serving as a principal from January 2015 to January 2016. Prior to joining Index, Dr. Mariggi worked at Cancer Research UK’s London Research Institute (now the Crick Institute) conducting research on vascular biology and angiogenesis, whilst also performing competitive intelligence projects as an independent consultant to various biopharma companies. He currently serves on the boards of a number of portfolio companies, including Fore Biotherapeutics US Inc.,Vaderis Therapeutics AG, Curevo Inc. and Vicebio Ltd. Dr. Mariggi holds a Ph.D. in Biochemistry and Molecular Biology from University College London and a B.Sc. in Biochemistry from Imperial College London. We believe Dr. Mariggi’s experience and background in the biopharmaceutical industry provides him with the appropriate set of skills to serve as a member of our Board of Directors.

Class III Directors (Terms Expire at 2027 Annual Meeting)

Antony Mattessich has served as a member of our Board of Directors since September 2021. Mr. Mattessich was most recently the chief executive officer and a member of the board of directors of Amphista Therapeutics Limited, a position he held from September 2024 to March 2026. Previously, Mr. Mattessich was the chief executive officer and a member of the board of directors of Ocular Therapeutix, Inc. (Nasdaq: OCUL) from August 2017 to September 2024, where he launched the company’s lead asset and brought its potential blockbuster in Wet Age-Related Macular Degeneration from pre-clinical development into active enrollment in Phase 3. Prior to Ocular Therapeutix, Inc., beginning in 2009, he served in roles of increasing responsibility at Mundipharma International, including serving as managing director from May 2011 to August 2017. Prior to Mundipharma International, Mr. Mattessich ran the U.S. respiratory, dermatology and pediatrics group at Novartis AG (NYSE: NVS and NOVN), or Novartis. Before Novartis, Mr. Mattessich held several positions at Bristol-Myers Squibb, among them, managing director roles in Malaysia/Singapore and The Netherlands and head of operations for the International Medicines Group. Mr. Mattessich holds a Masters in International Affairs from Columbia University and a B.A. from the University of California at Berkeley. We believe Mr. Mattessich’s leadership experience in biotech and pharmaceuticals provides him with the appropriate set of skills to serve as a member of our Board of Directors.

Sapna Srivastava, Ph.D., has served as a member of our Board of Directors since May 2021. Dr. Srivastava most recently served as the interim chief financial officer at eGenesis, Inc., or eGenesis, a position she held from March 2021 until October 2021. Prior to eGenesis, she held similar roles as the chief financial and strategy officer at Abide Therapeutics, Inc. (acquired by Lundbeck) from September 2017 to January 2019 and at Intellia Therapeutics, Inc., or Intellia, from April 2015 to December 2016. In these positions, she has played a key role in equity financings including a successful initial public offering, strategic alliances, mergers and acquisitions and shaping the strategic direction of the companies. Before Intellia, Dr. Srivastava spent more than a decade as a senior biotechnology analyst for Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and ThinkEquity Partners. She previously served on the board of directors of VelosBio Inc., Talaris Therapeutics, Inc. (formerly Nasdaq: TALS) and SQZ Biotechnologies Company (formerly Nasdaq: SQZ; OTC: SQZB) and currently serves on the public company boards of directors of Nuvalent, Inc. (Nasdaq: NUVL), and Alumis, Inc. (Nasdaq: ALMS) and previously served on the boards of directors of Tourmaline Bio, Inc. (Nasdaq: TRML) and Innoviva, Inc. (Nasdaq: INVA). Dr. Srivastava holds a Ph.D. in Neuroscience from the New York University School of Medicine and a B.S. in Microbiology from St. Xavier’s College at the University of Mumbai. We believe Dr. Srivastava’s experience as an executive officer in the biopharmaceutical industry and investment banking provides her with the appropriate set of skills to serve as a member of our Board of Directors.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AURA BIOSCIENCES, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Aura’s stockholders are being asked to ratify the appointment by the Audit Committee of Ernst & Young LLP as Aura’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Ernst & Young LLP has served as Aura’s independent registered public accounting firm since 2016.

The Audit Committee is solely responsible for selecting Aura’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder approval is not required to appoint Ernst & Young LLP as Aura’s independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Aura and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Aura incurred the following fees from Ernst & Young LLP for the audit of the financial statements and for other services provided during the years ended December 31, 2025 and 2024.

	2025	2024
Audit fees (1)	$867,768	$714,113
Audit-related fees	$—	$—
Tax fees (2)	$272,585	$180,142
All other fees	$—	$—
Total fees	$1,140,353	$894,255

(1)
Audit fees consist of fees and expenses billed for the audit of our annual consolidated financial statements, the review of our interim financial statements included in our Quarterly Reports on Form 10-Q and services in connection with our securities offerings, including registration statements, responding to SEC comment letters, comfort letters and consents.
(2)
Tax fees consist of fees billed for tax compliance, tax advice and tax planning services, including the review and preparation of federal and state income tax returns.

During our 2025 and 2024 fiscal years, no services other than those discussed above were provided by Ernst & Young LLP.

Audit Committee Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2025 and 2024 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors’ Recommendation

To ratify the appointment of Ernst & Young LLP as Aura Biosciences, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2026, this Proposal No. 2 must receive “for” votes from a majority of the votes properly cast on the proposal. Abstentions and broker non-votes, if any, will have no impact on the outcome of this vote.

The Board of Directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as Aura Biosciences, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

CORPORATE GOVERNANCE

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our Board of Directors. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:

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Nominees should demonstrate high standards of personal and professional ethics and integrity.
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Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
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Nominees should have skills that are complementary to those of the existing Board of Directors.
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Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.
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Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Aura Biosciences, Inc., 80 Guest Street, Boston, MA 02135, Attention: Corporate Secretary. We also encourage any such proposal be submitted via email to proxy@aurabiosciences.com. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Our common stock is listed on The Nasdaq Global Market, or Nasdaq. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board of directors within twelve months from the date of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent within twelve months from the date of listing. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (2) be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, in the first quarter of 2026 our Board of Directors determined that all members of the Board of Directors, except Elisabet de los Pinos, Ph.D., are independent directors, including for purposes of Nasdaq and the SEC rules. In making that determination, our Board of Directors considered the relationships that each director has with us and all other facts and circumstances the Board of Directors deemed relevant in determining independence, including the potential deemed beneficial ownership of our capital stock by each director and respective affiliations, including non-employee directors that are affiliated with certain of our major stockholders. We expect that the composition and functioning of our Board of Directors and each of our committees will continue to comply with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers. Elisabet de los Pinos, Ph.D. is not an independent director under these rules because she is currently employed as the Chief Executive Officer and President of our Company.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which operate pursuant to a charter adopted by our Board of Directors. We believe that the composition and functioning of all of our committees comply with the applicable requirements of Nasdaq, the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations that are applicable to us. We intend to comply with future requirements to the extent they become applicable to us.

The full text of our Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter is posted on the investor relations portion of our website at https://aurabiosciences.com/. We do not incorporate the information contained on, or accessible through, our corporate website into this proxy statement, and you should not consider it a part of this proxy statement.

Audit Committee

Sapna Srivastava, Ph.D., Giovanni Mariggi, Ph.D. and Antony Mattessich serve on the Audit Committee, which is chaired by Dr. Srivastava. Our Board of Directors has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Dr. Srivastava as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2025, the Audit Committee met six (6) times. The Report of the Audit Committee is included in this proxy statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include:

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appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
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pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;
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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures as well as critical accounting policies and practices used by us;
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coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
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establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
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recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited consolidated financial statements shall be included in our Annual Report on Form 10-K;
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monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;
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preparing the Report of the Audit Committee required by SEC rules to be included in our annual proxy statement;
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reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
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reviewing quarterly earnings releases; and
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overseeing our cybersecurity risk management program.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Compensation Committee

Giovanni Mariggi, Teresa Marie Bitetti and Karan Takhar serve on the Compensation Committee, which is chaired by Dr. Mariggi. Ms. Bitetti joined the Compensation Committee in connection with her appointment to the Board of Directors in March 2025, at which time Mr. Johnson left his position as member and chair of the Compensation Committee and Dr. Mariggi joined such committee as chair. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2025, the Compensation Committee met four (4) times. The Compensation Committee’s responsibilities include:

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annually reviewing and recommending to the Board of Directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
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evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation, recommending to the Board of Directors the cash compensation of our Chief Executive Officer;
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determining the compensation of our other executive officers;
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overseeing and administering our compensation and similar plans;
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reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
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retaining and approving the compensation of any compensation advisors;
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reviewing and approving the grant of equity-based awards;
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reviewing and recommending to the Board of Directors the compensation of our directors; and
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preparing our Compensation Committee Report if and when required by SEC rules to be included in our annual proxy statement.

Nominating and Corporate Governance Committee

Antony Mattessich, David Johnson and Karan Takhar serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Mattessich. Our Board of Directors has determined that each member of the Nominating and Corporate Governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee met one (1) time. The Nominating and Corporate Governance Committee’s responsibilities include:

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developing and recommending to the Board of Directors criteria for board and committee membership;
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establishing procedures for identifying and evaluating candidates for the Board of Directors, including nominees recommended by stockholders;
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reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
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identifying individuals qualified to become members of the Board of Directors;
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recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;
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reviewing and recommending to the Board of Directors appropriate corporate governance guidelines; and
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overseeing the evaluation of our Board of Directors.

The Nominating and Corporate Governance Committee considers candidates for membership on our Board of Directors suggested by the members of the Nominating and Corporate Governance Committee and the chief executive officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full Board of Directors met eight (8) times during 2025. During 2025, each member of the Board of Directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the Annual Meeting of stockholders to the extent practicable. We held an annual meeting of stockholders on June 17, 2025, at which all of our directors were present, except Mr. Mattessich and Mr. Takhar.

Policy on Trading, Pledging and Hedging of Company Stock

We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by our executive officers, directors, employees, consultants and designated contractors that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards that are applicable to us. Our Amended and Restated Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K, filed on March 24, 2025.

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our Amended and Restated Insider Trading Policy expressly prohibits derivative transactions of our stock by our executive officers, directors, employees, consultants and designated contractors. Our Amended and Restated Insider Trading Policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Compensation Recovery Policy

In accordance with the requirements of the SEC and Nasdaq listing rules, the Compensation Committee has adopted a compensation recovery policy, or clawback policy, that provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we must (subject to certain limited exceptions described in the clawback policy and permitted under the SEC and Nasdaq listing rules) recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officer would have received based on the restated financial statements.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2025, Teresa Marie Bitetti, David Johnson, Giovanni Mariggi, and Karan Takhar served as members of our Compensation Committee for some or all of such period. None of the members of our Compensation Committee is, or has at any time during the prior three years been, one of our officers or employees. None of our executive officers currently serve, or have in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on our website at https://ir.aurabiosciences.com/corporate-governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, our Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

David Johnson is the current Chairman of our Board of Directors. We believe that separating the positions of Chief Executive Officer and Chairperson of the Board of Directors allows our Chief Executive Officer to focus on our day-to-day business, while allowing a Chairperson of the Board of Directors to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to her position in the current business environment, as well as the commitment required to serve as our Chairperson, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our Chairperson and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board of Directors (or the appropriate committee of the Board of Directors in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board of Directors during the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Aura Biosciences, Inc.

Any interested party with concerns about our Company may report such concerns to the Board of Directors or the Chairman of our Board of Directors or the Chairman of our Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:

c/o Aura Biosciences, Inc.

80 Guest Street

Boston, MA 02135

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

A copy of any such written communication may also be forwarded to Aura’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Aura’s legal counsel, with independent advisors, with non-management directors, or with Aura’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention and treatment of complaints received by Aura Biosciences regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Aura Biosciences has also established a toll-free telephone number for the reporting of such activity, which is 877-554-1974.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors and received compensation for such service during fiscal year 2025. Directors who also serve as employees received no additional compensation for their service as directors. During fiscal year 2025, Elisabet de los Pinos, Ph.D., our Chief Executive Officer, was a member of our Board of Directors, as well as an employee, and received no additional compensation for her services as a director. See the section titled “2025 Summary Compensation Table” for more information about her compensation in fiscal year 2025.

2025 Director Compensation Table

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)(2)	OPTION AWARDS ($) (1)(2)	TOTAL ($)
Teresa Marie Bitetti	$34,436	$123,060	$126,066	$283,562
David Johnson	$77,060	$80,340	$77,931	$235,331
Giovanni Mariggi, Ph.D. (3)	$—	$—	$—	$—
Antony Mattessich	$56,620	$80,340	$77,931	$214,891
Sapna Srivastava, Ph.D.	$55,000	$80,340	$77,931	$213,271
Karan Takhar (4)	$—	$—	$—	$—

(1)
Amounts represent the aggregate grant date fair value of restricted stock unit and option awards granted to our directors during our fiscal year ended December 31, 2025, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026. This amount does not correspond to the actual value that may be recognized by the director upon settlement or exercise of the applicable award or sale of the underlying shares of stock. Except as noted below, none of our directors held options to purchase our common stock or any other stock awards as of December 31, 2025.
(2)
The table below reflects the aggregate number of outstanding stock options and unvested restricted stock units held by our non-employee directors as of December 31, 2025:

NAME	AGGREGATE NUMBER OF UNVESTED RESTRICTED STOCK UNITS HELD AS OF DECEMBER 31, 2025 (#)	AGGREGATE NUMBER OF SHARES SUBJECT TO STOCK OPTIONS HELD AS OF DECEMBER 31, 2025 (#)
Teresa Marie Bitetti	21,000	29,000
David Johnson	13,000	408,667
Giovanni Mariggi, Ph.D.	—	—
Antony Mattessich	13,000	133,149
Sapna Srivastava, Ph.D.	13,000	133,149
Karan Takhar	—	—

(3)
Dr. Mariggi has waived all cash and equity compensation for which he would otherwise be eligible as a non-employee director.
(4)
Mr. Takhar has waived all cash and equity compensation that he would otherwise be eligible to receive for his service as a non-employee director.

Amended and Restated Non-Employee Director Compensation Policy

Our non-employee directors are compensated pursuant to a formal policy pursuant to which we pay our non-employee directors a cash retainer for service on our Board of Directors and for service on each committee on which the director is a member. The Chair of each committee receives a higher retainer for such service. In June 2025, the Board of Directors, based in part on the recommendation of the Compensation Committee, approved an amendment and restatement of the non-employee director compensation policy to make certain adjustments to committee chair and member fees and the initial and annual equity awards granted to non-employee directors.

The fees paid to non-employee directors for service on our Board of Directors and for service on each committee of our Board of Directors on which the director is a member are as follows:

Board of Directors:
Members	$40,000
Annual retainer for non-executive chair	$30,000
Audit Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Compensation Committee:
Members (other than chair)	$6,000*
Retainer for chair	$12,000*
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000*
Retainer for chair	$10,000*

* Prior to June 17, 2025, the annual retainers for members of the Compensation Committee was $5,000 per year ($10,000 for the chair), and the annual retainers for members of the Nominating and Corporate Governance Committee was $4,000 per year ($8,000 for the chair).

In addition, the amended and restated non-employee director compensation policy provides that, upon initial election to our Board of Directors, each non-employee director will receive an initial, one-time stock option award to purchase 34,000 shares (increased from 29,000 shares on June 17, 2025) of our common stock, or the Initial Option Award, and an initial, one-time restricted stock unit award covering 26,000 shares (increased from 21,000 shares on June 17, 2025) of our common stock, or the Initial RSU Award, and together with the Initial Option Award, the Initial Award. The Initial Award will vest in three equal annual installments, and is generally subject to the non-employee director’s continued service through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting (other than a non-employee director who received the Initial Award) will be granted an annual stock option award to purchase 17,000 shares (increased from 14,500 shares on June 17, 2025) of our common stock, or the Annual Option Award, and an annual restricted stock unit award covering 13,000 shares (increased from 10,500 shares on June 17, 2025) of our common stock, or the Annual RSU Award, and together with the Annual Option Award, the Annual Award. The Annual Award will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, and is generally subject to the non-employee director’s continued service through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of our Company.

We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our Board of Directors or any committee thereof.

EXECUTIVE OFFICERS

The following table identifies our executive officers, and sets forth their current positions at Aura Biosciences, Inc., and their ages as of March 31, 2026.

Name	Position Held with Aura Biosciences, Inc.	Officer Since	Age
Elisabet de los Pinos, Ph.D.	Chief Executive Officer, President and Director	2009	53
Anthony Gibney	Chief Financial and Business Officer	2025	55
J. Jill Hopkins, M.D.	Chief Medical Officer and President of Research and Development	2023	61
Conor Kilroy	Chief Legal Officer and Secretary	2024	44
Mark Plavsic, Ph.D.	Chief Technology Officer	2024	65

You should refer to “Class I Directors” above for information about our Chief Executive Officer and President, Elisabet de los Pinos, Ph.D. Biographical information for our other executive officers, as of March 31, 2026, is set forth below.

Anthony Gibney has served as Chief Financial and Business Officer since March 2025, Anthony is an experienced biotechnology leader and former investment banker who brings over 30 years of experience dedicated to advising and leading biotechnology companies across their businesses, including corporate strategy, business development, finance and investor relations, among many others. Mr. Gibney advised the Company as a senior finance and strategy advisor from March 2025 to May 2025. From May 2024 to May 2025, Mr. Gibney provided strategic and financing consulting services for biotechnology clients. Previously, Mr. Gibney served as the Executive Vice President, Chief Business & Strategy Officer of IVERIC Bio, Inc. from December 2021 until its acquisition by Astellas Pharma Inc. in July 2023. Prior to that, Mr. Gibney served as Chief Financial Officer and Chief Business Officer at Fog Pharmaceuticals, Inc. from May 2020 to December 2021, and as Executive Vice President and Chief Business Officer at Achillion Pharmaceuticals, Inc. from August 2018 until its sale to Alexion Pharmaceuticals, Inc. in May 2020. Before Achillion, Mr. Gibney was a Managing Director and Co-head of Biotechnology Investment Banking at Leerink Partners LLC and Managing Director of Merrill Lynch’s Healthcare Group. Mr. Gibney has served on the board of directors of InflaRx, N.V. since June 2021 and LAPIX Therapeutics, Inc. since January 2024, and previously served on the board of directors of Clearside Biomedical, Inc. (OTC: CLSDQ) from April 2024 to August 2025. Mr. Gibney received a B.A. in Economics and History from Yale University.

J. Jill Hopkins, M.D. has served as our Chief Medical Officer and President of Research & Development since October 2023. Prior to this role, Dr. Hopkins served as senior vice president, global head of ophthalmology and exploratory development at Novartis and chief executive officer of Gyroscope Therapeutics (formerly Nasdaq: VISN), a Novartis company, where she was responsible for the global ophthalmic pipeline and portfolio of medicines, gene therapy, devices and digital solutions to impact eye disease and reduce visual impairment globally. Previously, Dr. Hopkins spent over a decade at Roche-Genentech in roles of increasing responsibility, most recently as global head ophthalmology personalized health care. Before Roche-Genentech, she spent over 20 years in clinical retinal research and academic practice at the University of Toronto, University of Southern California and Retina-Vitreous Associates Medical Group. Dr. Hopkins has over 30 years of cross-sector experience in ophthalmology, spanning clinical care, academia, education, industry, advocacy and innovation. Dr. Hopkins received her M.D. from McMaster University and completed her Ophthalmology residency at the University of Toronto. She has completed fellowships in Retinal Disease from Moorfields Eye Hospital in London UK and in Visual Electrophysiology from the Universities of Toronto and Ottawa. Dr. Hopkins is board certified in Ophthalmology from the American Board of Ophthalmology and the Royal College of Surgeons Canada.

Conor Kilroy has served as our Chief Legal Officer and Secretary since January 2025, and served as our General Counsel and Secretary from April 2024 to January 2025. Prior to joining the Company, Mr. Kilroy served as general counsel and secretary at Neurogastrx, Inc. from September 2021 to May 2023. Mr. Kilroy also served in roles of increasing responsibility at Ironwood Pharmaceuticals, Inc. (Nasdaq: IRWD) from June 2013 to February 2021, serving as senior vice president, general counsel and secretary beginning in April 2020 and vice president, general counsel and secretary beginning in April 2019. Prior to Ironwood Pharmaceuticals, Inc., Mr. Kilroy served as corporate counsel, securities at Boston Scientific Corporation (NYSE: BSX). Mr. Kilroy began his career as an associate at Goodwin Procter LLP. Mr. Kilroy holds a B.A. in Politics and Sociology from Brandeis University and a J.D. from Boston College Law School.

Mark Plavsic, Ph.D. has served as our Chief Technology Officer since September 2023. Prior to this role, Dr. Plavsic served as chief technology officer at Fate Therapeutics, Inc. (Nasdaq: FATE), a clinical-stage biopharmaceutical company and was previously chief technical officer at Lysogene, a late-stage gene therapy company. Dr. Plavsic also spent over 10 years at Sanofi Genzyme in Technical Operations, where he was head of Product Bio-safety and Global Manufacturing Process Improvement, and in Technology Development & Manufacturing, where he was head of Gene Therapy Development. Before joining Sanofi Genzyme, Dr. Plavsic held various technical leadership positions with AstraZeneca (Nasdaq: AZN), Q-One Biotech Ltd. and Life Technologies. Dr. Plavsic has approximately 30 years of global biopharmaceutical experience including end-to-end technical operations in the United States, Europe and Australasia and successful translation and scale-up of complex biologics from preclinical development through commercial launch and distribution. Dr. Plavsic received his Ph.D. in Virology and Immunology and his DVM from the University of Belgrade, and is board certified in Microbiology, subspeciality Virology from the American College of Veterinary Microbiologists, and Regulatory Affairs Certification credentialed.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2025 are:

•
Elisabet de los Pinos, Ph.D., our President and Chief Executive Officer;
•
Anthony Gibney, our Chief Financial and Business Officer; and
•
J. Jill Hopkins, M.D., our Chief Medical Officer and President of Research and Development.

2025 Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.

	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Elisabet de los Pinos, Ph.D. President, Chief Executive Officer and Director	2025	645,483		—	1,492,378	1,513,293	284,013	21,000	3,956,167
	2024	620,657		—	1,266,005	1,390,125	307,225	20,327	3,604,339
Anthony Gibney Chief Financial and Business Officer	2025	345,909	(4)	—	1,006,915	1,209,402	189,000	—	2,751,226
J. Jill Hopkins, M.D. Chief Medical Officer and President of Research and Development	2025	551,250		—	926,477	469,738	220,500	21,000	2,188,965
	2024	525,000		—	221,562	243,264	236,250	—	1,226,076

(1)
Amounts represent the aggregate grant date fair value of the restricted stock unit and option awards granted to our named executive officers during the fiscal year ended December 31, 2025, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 9 to our consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026. This amount does not correspond to the actual value that may be recognized by the named executive officer upon settlement or exercise of the applicable award or sale of the underlying shares of stock.

Amounts for Mr. Gibney represent initial equity grants he received in connection with his joining the Company as Chief Financial and Business Officer on May 13, 2025, as well as equity grants he received in connection with advising the Company as a senior finance and strategy advisor from March 2025 to May 2025.

(2)
Amounts represent the annual bonuses paid with respect to achievement of our Company performance objectives for 2025 and 2024.
(3)
The amounts reported represent matching contributions made by us under our 401(k) plan.
(4)
2025 salary includes amounts Mr. Gibney received as our Chief Financial and Business Officer as well as amounts received in connection with advising the Company as a senior finance and strategy advisor.

Narrative to 2025 Summary Compensation Table

Our Board of Directors and Compensation Committee review compensation annually for our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our Company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus or long-term incentives.

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2025, the Compensation Committee continued to retain Pay Governance to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The Compensation Committee engaged Pay Governance to, among other things, assist in developing a group of peer companies to help us benchmark overall compensation for our executive officers, as well as to assess each separate element of compensation. The goal was to ensure that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and aligned with our business and executive talent requirements. We do not believe the retention of, and the work performed by, Pay Governance creates any conflict of interest because Pay Governance performs no other work for our Company besides advising the Compensation Committee.

Our Compensation Committee is responsible for determining the compensation for all executive officers. Based on its discretion, taking into account the factors noted above, the Compensation Committee sets the compensation for each executive officer, including for the Chief Executive Officer, without the Chief Executive Officer present.

Base Salaries

Our named executive officers each receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our Board of Directors or Compensation Committee, and may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

For fiscal year 2025, the annual base salary for each of Dr. de los Pinos, Dr. Hopkins, and Mr. Gibney were $645,483, $551,250, and $525,000, respectively. For the portion of 2025 that Mr. Gibney served as a senior finance and strategy advisor prior to becoming our Chief Financial and Business Officer, Mr. Gibney received cash compensation of $5,000 per month.

Bonuses

We pay cash bonuses to reward our executives for their performance over the fiscal year, based on the achievement of certain corporate performance goals and, if applicable, individual performance goals. We believe such bonuses properly incentivize our named executive officers and allow us to remain competitive within the marketplace. The target annual bonuses for Dr. de los Pinos, Dr. Hopkins, and Mr. Gibney for the fiscal year ended December 31, 2025 were 55%, 50%, and 45% of annual base salary, respectively. Based on our achievement of the applicable performance goals for 2025, the Compensation Committee determined that we had achieved 80% of our corporate goals. The annual bonus for each of our named executive officers was determined based solely on the achievement of our corporate goals. Each named executive earned the annual bonus amount set forth in the 2025 Summary Compensation Table above.

Equity Compensation

We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period. Accordingly, our Board of Directors or our Compensation Committee periodically reviews the equity incentive compensation of our named executive officers and may grant equity incentive awards to them from time to time. During fiscal year 2025, we granted both options and restricted stock units to our named executive officers. For the portion of 2025 that Mr. Gibney served as a senior finance and strategy advisor prior to becoming our Chief Financial and Business Officer, Mr. Gibney received a grant of 5,000 stock options and 11,500 restricted stock units.

Perquisites

We generally do not provide perquisites to our executives, other than matching contributions to our 401(k) plan and certain other de minimis perquisites to our executive officers, including our named executive officers.

Aura Biosciences, Inc. 401(k) Plan

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Our 401(k) plan is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Executive Employment Arrangements

Elisabet de los Pinos, Ph.D.

We entered into an employment agreement with Dr. de los Pinos, who serves as our Chief Executive Officer, in January 2015, which we amended in October 2017, or as amended, the de los Pinos Employment Agreement. The de los Pinos Employment Agreement provides for Dr. de los Pinos’s at-will employment, base salary and annual target bonus. Dr. de los Pinos is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. The de los Pinos Employment Agreement contains non-competition and non-solicitation provisions that apply during Dr. de los Pinos’s employment with us and for one year thereafter. The severance benefits under the de los Pinos Employment Agreement are superseded and replaced by the severance payments and benefits under the Company’s Executive Severance Plan, which is described below under the section “— Executive Severance Plan”.

J. Jill Hopkins, M.D.

We entered into an employment offer letter with Dr. Hopkins, who serves as our Chief Medical Officer and President of Research & Development, effective as of October 16, 2023, or the Hopkins Offer Letter. Pursuant to the Hopkins Offer Letter, Dr. Hopkins is paid an annual base salary and following the end of each calendar year, Dr. Hopkins is eligible to receive a discretionary annual performance bonus based upon our Board’s assessment of our achievement of company performance goals and Dr. Hopkins’ continued employment with the Company.

The severance benefits under the Hopkins Offer Letter are superseded and replaced by the severance payments and benefits under the Company’s Executive Severance Plan, which is described below under the section “— Executive Severance Plan”.

Dr. Hopkins has also entered into a Confidential Information, Non-Solicitation, and Invention Assignment Agreement with us that contains a non-solicitation provision that applies during and for one year following her employment with us and a non-disclosure provision that applies during and following her employment with us.

Anthony Gibney

We entered into an amended and restated employment offer letter with Mr. Gibney, who serves as our Chief Financial and Business Officer, effective as of May 13, 2025, or the Gibney Offer Letter. Pursuant to the Gibney Offer Letter, Mr. Gibney is paid an annual base salary and following the end of each calendar year, Mr. Gibney is eligible to receive a discretionary annual performance bonus based upon our Board’s assessment of our achievement of company performance goals and Mr. Gibney’s continued employment with the Company.

Mr. Gibney is also a participant in the Company’s Executive Severance Plan, which is described below under the section “— Executive Severance Plan”.

Mr. Gibney has also entered into a Confidential Information, Non-Solicitation, and Invention Assignment Agreement with us that contains a non-solicitation provision that applies during and for one year following his employment with us and a non-disclosure provision that applies during and following his employment with us.

Executive Severance Plan

The Compensation Committee has adopted an Executive Severance Plan, or the Severance Plan, for participating executives, including our named executive officers. The Severance Plan provides for severance payments and benefits to covered executives in the event that we terminate the employment of a covered executive without Cause (as defined in the Severance Plan) or if a covered executive resigns with Good Reason (as defined in the Severance Plan). Each such termination or resignation is a “Qualifying Termination”. Upon acceptance of participation in the Severance Plan, the severance payments and benefits under the Severance Plan supersede and replace any severance benefits under any individual employment agreement or offer letter previously entered into between us and a covered executive, including each of our named executive officers.

Under the terms of the Severance Plan, upon a Qualifying Termination outside of the Change of Control Period (defined as the period beginning three months prior and ending 12 months following a Change of Control (as defined in the Severance Plan)), a covered executive will be entitled to receive severance pay in the form of: (i) continuation of the covered executive’s Base Salary (as defined in the Severance Plan) for nine months (12 months in the case of Dr. de los Pinos), and (ii) payment to the group health plan provider or the Consolidated Omnibus Budget Reconciliation Act, or COBRA, provider of the employer cost of the COBRA premiums at the time of the Qualifying Termination applicable to the covered executive and his or her eligible dependents for a period of up to nine months (up to 12 months in the case of Dr. de los Pinos).

Upon a Qualifying Termination within the Change in Control Period, a covered executive will be entitled to receive severance pay in the form of: (i) a lump sum cash payment equivalent to 12 months (18 months in the case of Dr. de los Pinos) of the covered executive’s Base Salary, (ii) a lump sum cash payment equivalent to one times (one and one-half times in the case of Dr. de los Pinos) the covered executive’s Target Bonus (as defined in the Severance Plan) plus the covered executive’s Target Bonus pro-rated for the number of days of service during the year in which the Qualifying Termination occurs, (iii) payment to the group health plan provider or the COBRA provider of the employer cost of the COBRA premiums at the time of the Qualifying Termination applicable to the covered executive and his or her eligible dependents for a period of up to 12 months (18 months in the case of Dr. de los Pinos), and (iii) to cause equity awards with time-based vesting held by the covered executive to immediately become fully vested, exercisable or nonforfeitable. For equity awards held by a covered executive as of November 10, 2024, the effective date of the Severance Plan, such awards shall immediately become fully vested, exercisable or nonforfeitable upon a Change of Control.

As described more fully in the Severance Plan, in order to receive the foregoing benefits, a covered executive must execute a separation agreement and general release of claims in our favor and affirm his or her continuing obligations towards the Company, including his or her ongoing restrictive covenants.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2025:

	OPTION AWARDS (1)						STOCK AWARDS
NAME	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Elisabet de los Pinos, Ph.D.	2/3/2025	—	—		—	—	194,320	(3)	1,059,044
	2/3/2025	—	255,680	(4)	7.68	2/3/2035	—		—
	2/1/2024	—	—		—	—	122,201	(5)	665,995
	2/1/2024	108,655	128,410	(6)	7.77	2/1/2034	—		—
	1/19/2023	—	—		—	—	60,937	(7)	332,107
	1/19/2023	136,718	50,782	(8)	10.18	1/19/2033	—		—
	10/28/2021	318,750	—		14.00	10/28/2031	—		—
	6/28/2021	620,437	—		5.48	6/28/2031	—		—
	3/16/2020	194,889	—		4.25	3/16/2030	—		—
	2/6/2019	63,548	—		3.16	2/6/2029	—		—
	2/21/2018	336,171	—		2.74	2/21/2028	—		—
	7/7/2017	14,598	—		5.21	7/7/2027	—		—
	4/11/2016	14,598	—		5.48	4/11/2026	—		—
Anthony Gibney	6/2/2025	—	—		—	—	150,000	(9)	817,500
	6/2/2025	—	250,000	(10)	6.16	6/2/2035	—		—
	3/3/2025	5,000	—		7.21	3/3/2035	—		—
J. Jill Hopkins, M.D.	2/3/2025	—	—		—	—	120,635	(3)	657,461
	2/3/2025	—	79,365	(4)	7.68	2/3/2035	—		—
	2/1/2024	—	—		—	—	21,386	(5)	116,554
	2/1/2024	19,014	22,471	(6)	7.77	2/1/2034	—		—
	11/1/2023	—	—		—	—	67,500	(11)	367,875
	11/1/2023	108,333	91,667	(12)	8.97	11/1/2033	—		—

(1)
Each of the outstanding equity awards in the table above granted prior to our initial public offering, or IPO, was granted pursuant to our Amended and Restated 2009 Stock Option and Restricted Stock Plan, or the 2009 Plan, or the 2018 Plan. Each of the outstanding equity awards in the table above granted following our IPO was granted pursuant to the 2021 Plan.
(2)
Amounts are equal to $5.45, the closing price of our common stock on December 31, 2025, the last trading day of 2025, times the number of unvested restricted stock units.
(3)
The restricted stock units vest in four equal annual installments following February 15, 2025.
(4)
25% of the shares subject to this stock option vest on the first anniversary of February 3, 2025, with the remainder vesting thereafter in 36 equal monthly installments.
(5)
The restricted stock units vest in four equal annual installments following February 15, 2024.
(6)
25% of the shares subject to this stock option vest on the first anniversary of February 1, 2024, with the remainder vesting thereafter in 36 equal monthly installments.
(7)
The restricted stock units vest in four equal annual installments following January 19, 2023.
(8)
25% of the shares subject to this stock option vest on the first anniversary of January 19, 2023, with the remainder vesting thereafter in 36 equal monthly installments.
(9)
The restricted stock units vest in four equal annual installments following June 15, 2025.
(10)
25% of the shares subject to this stock option vest on the first anniversary of May 13, 2025, with the remainder vesting thereafter in 36 equal monthly installments.
(11)
The restricted stock units vest in four equal annual installments following November 15, 2023.
(12)
25% of the shares subject to this stock option vest on the first anniversary of October 16, 2023, with the remainder vesting thereafter in 36 equal monthly installments.

Policies and Practices Related to Timing of Equity Awards

We have adopted an Equity Award Grant Policy that sets forth the process for us to follow when we grant equity awards to our executive officers and other employees. Our general practice is to not take material nonpublic information into account when determining the timing and terms of an award and to not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Generally, equity awards are granted on the following regularly scheduled basis as set forth in the policy:

•
equity awards to newly hired or promoted employees are granted on the first trading day of the month following the later of the date employment begins or promotion occurs or the date on which the grant is approved; and
•
annual equity awards to our employees, including our executive officers, are granted in the first quarter each year and effective on the first trading day of the month following the date on which the grant is approved.

During fiscal year 2025, we did not grant shares or options to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders(1)	9,158,359	(2)	7.93	(2)	11,149,306	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	9,158,359		7.93		11,149,306

(1)
Includes the following plans: the 2009 Plan, the 2018 Plan, the 2021 Plan, and our 2021 Employee Stock Purchase Plan, or the 2021 ESPP.
(2)
Consists of 6,467,582 shares issuable upon the exercise of outstanding options under the 2009 Plan, the 2018 Plan, and the 2021 Plan and 2,690,777 shares issuable upon the vesting of outstanding restricted stock units. This does not include purchase rights under the 2021 ESPP because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the current purchase period. Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.
(3)
As of December 31, 2025, a total of 3,847,257 shares of our common stock have been reserved for issuance pursuant to the 2021 Plan, which number excludes the 3,179,388 shares that were added to the 2021 Plan as a result of the automatic annual increase on January 1, 2026. The 2021 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the Compensation Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Plan, the 2018 Plan and the 2009 Plan will be added back to the shares of common stock available for issuance under the 2021 Plan. Our Company no longer makes grants under the 2009 Plan and 2018 Plan. As of December 31, 2025, a total of 1,565,471 shares of our common stock have been reserved for issuance pursuant to the 2021 ESPP, which number excludes the 335,217 shares that were added to the plan as a result of the automatic annual increase on January 1, 2026. The 2021 ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by the lesser of (i) 335,217 shares of our common stock, (ii) 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or (iii) such lesser number of shares as determined by the Compensation Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Non-Employee Director Compensation” in this proxy statement and the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2024 and 2025) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Participants in our May 2025 Follow-On Offering

In May 2025, we issued and sold 11,735,565 shares of common stock, pre-funded warrants to purchase up to 3,571,435 shares of common stock, and accompanying warrants to purchase an aggregate of 3,826,750 shares of common stock in a public follow-on offering. Each share of common stock was sold together with an accompanying common stock warrant to purchase 0.25 shares of common stock at a combined offering price of $4.90. Each pre-funded warrant was sold together with an accompanying common stock warrant to purchase 0.25 shares of common stock at a combined offering price of $4.8999. We received approximately $69.9 million in net proceeds from the follow-on offering after deducting underwriting discounts and commissions and offering expenses.

Certain of our directors, executive officers, 5% stockholders and their affiliates purchased shares of our common stock in the follow-on offering at a combined offering purchase price of $4.90 for each such share of common stock offered and sold together with a common stock warrant and a combined offering purchase price of $4.89999 for each such pre-funded warrant offered and sold together with an accompanying common stock warrant. The following table sets forth the number of shares of our common stock purchased by directors, executive officers, 5% stockholders and their affiliates and the aggregate purchase price paid for such shares:

	Warrants	Pre-Funded Warrants	Shares of Common Stock	Total Purchase Price
Anthony Gibney (1)	12,500	—	50,000	$245,000
David M. Johnson (2)	5,000	—	20,000	$98,000
Suvretta Capital Management, LLC (3)	328,891	—	1,315,565	$6,446,269
Entities affiliated with Frazier (4)	1,275,000	—	5,100,000	$24,990,000
Adage Capital Management, LP (5)	892,859	3,571,435	—	$17,499,996
Long Focus Capital Management, LP (6)	325,000	—	1,300,000	$6,370,000

(1)
Mr. Gibney is our Chief Financial and Business Officer.
(2)
Mr. Johnson is the chairman of our board of directors.
(3)
Suvretta Capital Management, LLC, or Suvretta, is the investment manager of Averill Master Fund, Ltd. and Averill Madison Master Fund, Ltd. Aaron Cowen is a control person of Suvretta Capital Management, LLC. Suvretta beneficially owns five percent or more of our outstanding capital stock.
(4)
The entities affiliated with Frazier, defined below, beneficially own five percent or more of our outstanding capital stock.
(5)
Adage Capital Management, LP beneficially owns five percent or more of our outstanding capital stock.
(6)
Long Focus Capital Management, LP beneficially owns five percent or more of our outstanding capital stock.

Agreements with Stockholders

In connection with our Series E convertible preferred stock financing, we entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock. These stockholder agreements terminated upon the closing of our IPO in November 2021, except for the registration rights granted under our investors’ rights agreement, as more fully described in our Description of Securities, filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as a member of our Board of Directors to the maximum extent allowed under the DGCL.

Policies for Approval of Related Party Transactions

Our Board of Directors has adopted a written related party transactions policy that provides that such transactions must be approved by our Audit Committee. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2026 by:

•
each of our directors;
•
each of our named executive officers;
•
all of our directors and executive officers as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own greater than 5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 64,150,468 shares of our common stock outstanding as of March 31, 2026.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2026, as well as restricted stock units vesting within 60 days after March 31, 2026, are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

Name and address of beneficial owner (1)	Shares Beneficially Owned	Percentage
> 5% Stockholders:
Adage Capital Partners, L.P. (2)	9,345,419	13.6%
Matrix Capital Management Master Fund, LP (3)	6,922,870	10.8%
Entities affiliated with Frazier (4)	6,375,000	9.7%
Suvretta Capital Management, LLC (5)	5,030,666	7.8%
Long Focus Capital Management, LLC (6)	4,944,582	7.7%
BlackRock, Inc.(7)	3,336,027	5.2%
Named Executive Officers and Directors:
Elisabet de los Pinos, Ph.D. (8)	2,197,795	3.3%
J. Jill Hopkins, M.D. (9)	177,354	*
Anthony Gibney (10)	136,933	*
David Johnson (11)	842,006	1.3%
Giovanni Mariggi, Ph.D.	—	—
Sapna Srivastava, Ph.D. (12)	126,649	*
Antony Mattessich (13)	126,649	*
Teresa Bitetti (14)	16,666	*
Karan Takhar	—	—
All current executive officers and directors as a group (11 persons)(15)	3,952,263	5.9%

*Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Aura Biosciences, Inc., 80 Guest Street, Boston, MA 02135.

(2)
Information herein is based on the Schedule 13G/A filed with the SEC on November 12, 2024, jointly, by Adage Capital Partners, L.P., or ACP, Adage Capital Partners GP, L.L.C., or ACPGP, Adage Capital Management, L.P., or ACM, Robert Atchinson and Phillip Gross, and our warrant records. ACP is the record owner of 4,881,125 shares of common stock, 892,859 warrants to purchase shares of common stock that are exercisable within 60 days of March 31, 2026 and 3,571,435 pre-funded warrants to purchase shares of common stock that are exercisable within 60 days of March 31, 2026. ACPGP is the general partner of ACP. ACM is the investment manager of ACP. Mr. Atchinson is (a) a managing member of Adage Capital Advisors, L.L.C., or ACA, managing member of ACPGP, and (b) a managing member of Adage Capital Partners LLC, or ACPLLC, general partner of ACM. Mr. Gross is (a) a managing member of ACA, managing member of ACPGP, and (b) a managing member of ACPLLC, general partner of ACM. Mr. Atchinson and Mr. Gross have shared power to vote the shares beneficially owned by ACP. The address for ACP, Mr. Atchinson and Mr. Gross is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.
(3)
Information herein is based on the Schedule 13D/A filed with the SEC on May 19, 2025, jointly, by Matrix Capital Management Company LP, or Investment Manager, and David E. Goel. Investment Manager is the record owner of 6,922,870 shares of common stock. Mr. Goel serves as the managing general partner of Investment Manager with respect to the shares of common stock held by Matrix. Karan Takhar, a member of our Board of Directors, is a senior managing director of Matrix and may be deemed to have voting and dispositive power over the shares held by Matrix. The mailing address for Matrix is 1000 Winter Street, Suite 4500, Waltham, Massachusetts 02451.
(4)
Information herein is based on the Schedule 13G/A filed with the SEC on February 13, 2026, jointly, by Frazier Life Sciences Public Fund, L.P., FHMLSP, L.P., FHMLSP, L.L.C., Frazier Life Sciences X, L.P., or FLS X, FHMLS X, L.P., FHMLS X, L.L.C., Frazier Life Sciences XI, L.P., or FLS XI, FHMLS XI, L.P., FHMLS XI, L.L.C., Frazier Life Sciences XII, L.P., or FLS XII, FHMLS XII, L.P., FHMLS XII, L.L.C., James N. Topper and Patrick J. Heron. Frazier Life Sciences Public Fund, L.P. is the record owner of 4,032,060 shares of common stock and 1,008,016 warrants to purchase shares of common stock that are exercisable within 60 days of March 31, 2026. FHMLSP, L.P. is the general partner of Frazier Life Sciences Public Fund, L.P. and the general partner of FHMLSP, L.P. is FHMLSP, L.L.C., which is managed by an investment committee of four that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by Frazier Life Sciences Public Fund, L.P. FLS X is the record owner of 128,520 shares of common stock and 32,130 warrants to purchase shares of common stock that are exercisable within 60 days of March 31, 2026. FHMLS X, L.P. is the general partner of FLS X and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Heron and Topper are the members of FHMLS X, L.L.C. and therefore share voting and investment power over the shares of common stock held by FLS X. FLS XI is the record owner of 342,210 shares of common stock and 85,552 warrants to purchase shares of common stock that are exercisable within 60 days of March 31, 2026. FHMLS XI, L.P. is the general partner of FLS XI and the general partner of FHMLS XI, L.P. is FHMLS XI, L.L.C., which is managed by an investment committee of three that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by FLS XI. FLS XII is the record owner of 597,210 shares of common stock and 149,302 warrants to purchase shares of common stock that are exercisable within 60 days of March 31, 2026. FHMLS XII, L.P. is the general partner of FLS XII and the general partner of FHMLS XII, L.P. is FHMLS XII, L.L.C., which is managed by an investment committee of three that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by FLS XII. The address for each of the entities and individuals identified in this footnote is 1001 Page Mill Rd, Building 4, Suite B, Palo Alto, CA 94304.
(5)
Information herein is based on a Schedule 13G/A filed with the SEC on August 13, 2025, jointly, by Suvretta Capital Management, LLC, Averill Master Fund, Ltd., Averill Madison Master Fund, Ltd. (together with Averill Master Fund, Ltd., the Averill Funds) and Aaron Cowen and our warrant records. Suvretta Capital Management, LLC is the investment manager of the Averill Funds. Aaron Cowen is a control person of Suvretta Capital Management, LLC. Averill Master Fund, Ltd. is the record owner of 4,137,797 shares of common stock as well as 288,397 warrants to purchase common stock that are exercisable within 60 days of March 31, 2026, Averill Madison Master Fund, Ltd. is the record owner of 40,494 warrants to purchase common stock that are exercisable within 60 days of March 31, 2026, and Suvretta Capital Management, LLC and Aaron Cowen are indirect beneficial owners of 4,701,775 shares of common stock as well as 328,891 warrants to purchase common stock that are exercisable within 60 days of March 31, 2026. The address for Suvretta Capital Management, LLC and Aaron Cowen is 540 Madison Avenue, 7th Floor New York, New York 10022.

(6)
Information herein is based on the Schedule 13G/A filed with the SEC on May 15, 2025, jointly, by Long Focus Capital Management, LLC and John Helmers, and our common stock records, and our warrant records for Long Focus Capital Master, Ltd. and Condagua, LLC. Long Focus Capital Management, LLC is the record owner of 4,619,582 shares of common stock. Long Focus Capital Master, Ltd. is the record owner of 239,500 warrants to purchase shares of common stock that are exercisable within 60 days of March 31, 2026. Condagua, LLC is the record owner of 85,500 warrants to purchase shares of common stock that are exercisable within 60 days of March 31, 2026. Pursuant to an investment management agreement, Long Focus Capital Management, LLC maintains investment and voting power with respect to the securities held by Long Focus Capital Master, Ltd. John Helmers controls Long Focus Capital Management, LLC and has investment and voting power with respect to Condagua, LLC. Glenn Helmers controls Condagua, LLC. The address for each of the entities and individuals identified in this footnote is 207 Calle del Parque, A&M Tower, 8th Floor, San Juan, PR 00912.
(7)
Information herein is based on the Schedule 13G filed with the SEC on October 17, 2025, by BlackRock, Inc. BlackRock, Inc. is the record owner of 3,336,027 shares of common stock, of which it has sole dispositive power. BlackRock, Inc. has sole voting power with respect to 3,274,730 shares of common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(8)
Consists of (i) 127,763 shares of common stock held of record by EdlP Revocable Trust, (ii) 152,140 shares of common stock held individually, and (iii) options to purchase 1,917,892 shares of our common stock that are exercisable within 60 days of March 31, 2026.
(9)
Consists of (i) 60,051 shares of common stock held individually, and (ii) options to purchase 117,303 shares of our common stock that are exercisable within 60 days of March 31, 2026.
(10)
Consists of (i) 56,933 shares of common stock held individually, (ii) options to purchase 67,500 shares of our common stock that are exercisable within 60 days of March 31, 2026, and (iii) warrants to purchase 12,500 shares of our common stock that are exercisable within 60 days of March 31, 2026.
(11)
Includes (i) 139,672 shares of common stock held by Velocity Capital Management LLC, an entity that Mr. Johnson is the sole member of, (ii) 155,667 shares of common stock held individually, (iii) 150,000 shares of common stock held in irrevocable trusts, (iv) options to purchase 391,667 shares of our common stock that are exercisable within 60 days of March 31, 2026, which are individually held by Mr. Johnson, and (v) warrants to purchase 5,000 shares of our common stock that are exercisable within 60 days of March 31, 2026.
(12)
Consists of (i) 10,500 shares of common stock held individually, and (ii) options to purchase 116,149 shares of our common stock that are exercisable within 60 days of March 31, 2026.
(13)
Consists of (i) 10,500 shares of common stock held individually, and (ii) options to purchase 116,149 shares of our common stock that are exercisable within 60 days of March 31, 2026.
(14)
Consists of (i) 7,000 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2026, and (ii) options to purchase 9,666 shares of our common stock that are exercisable within 60 days of March 31, 2026.
(15)
Consists of (i) 939,898 shares of common stock, (ii) 31,000 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2026, (iii) options to purchase 2,963,865 shares of our common stock that are exercisable within 60 days of March 31, 2026, and (iv) warrants to purchase 17,500 shares of our common stock that are exercisable within 60 days of March 31, 2026.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Aura’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Aura’s independent registered public accounting firm, (3) the performance of Aura’s internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board of Directors.

Management is responsible for the preparation of Aura’s consolidated financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Aura’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Aura Biosciences, Inc. for the fiscal year ended December 31, 2025. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the Audit Committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Aura Biosciences be included in Aura’s 2025 Annual Report, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS OF AURA BIOSCIENCES, INC.

Sapna Srivastava, Ph.D., Chairperson

Giovanni Mariggi, Ph.D.

Antony Mattessich

April 20, 2026

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Annual Report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Aura Biosciences, Inc., 80 Guest Street, Boston, MA 02135, Attention: Corporate Secretary, telephone: (617) 500-8864. If you want to receive separate copies of the proxy statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 21, 2026. However, if the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 Annual Meeting of Stockholders. The SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals must be delivered by mail to Aura Biosciences, Inc., 80 Guest Street, Boston, MA 02135, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to proxy@aurabiosciences.com.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2027.

If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2027 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 17, 2027 and no later than March 19, 2027. Stockholder proposals and the required notice should be addressed to Aura Biosciences, Inc., 80 Guest Street, Boston, MA 02135, Attention: Corporate Secretary.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V93402-P47526	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

AURA BIOSCIENCES, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	All	All	Except

1. To elect two Class II directors to our Board of Directors, to serve until the 2029 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal;

☐ ☐ ☐
Nominees:
01) David Johnson
02) Teresa Marie Bitetti

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TO VIEW MATERIALS & VOTE

AURA BIOSCIENCES, INC.	VOTE BY INTERNET
80 GUEST STREET	Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
BOSTON, MA 02135
UNITED STATES

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AURA2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V93403-P47526

AURA BIOSCIENCES, INC.

Annual Meeting of Stockholders

June 11, 2026 9:30 AM, Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Elisabet de los Pinos, Ph.D. and Conor Kilroy, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AURA BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Eastern Time on June 11, 2026, at www.virtualshareholdermeeting.com/AURA2026, and any adjournment or postponement thereof. Receipt of the Notice of the 2026 Annual Meeting of the Stockholders, Proxy Statement and 2025 Annual Report is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.